Department of Environment and Natural Resources (DENR)
Mines and Geosciences
2/F J. Fernandez Bldg.,
MGB Comp., North Avenue
Diliman, Quezon City Philippines

STATE OF TITLE CERTIFICATE

LAND TITLE ACT

YOUR FILE NUMBER

MONARCHY

OFFICE OF THE REGISTER OF LAND TITLE FCR THE PROVINCE OF:

LA CARLOTA, PHILIPPINES

CERTIFICATE NUMBER : PCLC1028858 TITLE NO: CA188042

ENTERED IN ACCORDANCE WITH SECTION OF 122 OF ACT NO. 496 OF THE PHILIPPINE COMMISION, PURSUANT TO A PATENT ISSUED BY THE GOVERNOR.

THIS IS TO CERTIFY THAT AT 03:20 ON 30 JUNE, 2010 THE STATE TITLE TO THE LAND DESCRIBED HEREIN IS AS STATED AND IS SUBJECT TO THE NOTATIONS APPEARING BELOW.

APPLICATION FOR REGISTRATION RECEIVED ON: 11 JUNE, 2010

ENTERED ON: 14 JUNE, 2010

REGISTERED OWNER IN FEE SIMPLE:

MONARCHY RESOUCES INC

LA CARLOTA GOLD MINE

LATITUDE 17°25′00″ NORTH LONGTITUDE 121°26′00″ EAST

AS OWNERS

ASSIGNMENT TRANSFER

RODELIO MINING

TRANSFER NO. 227-872

TAXATION AUTHORITY:

CITY OF LA CARLOTA, PHILIPPINES

DESCRIPTION OF LAND

PARCEL INDENTIFIER : 058-735 651

8 UNIT CLAIM BLOCK, 97.3 HECTARES

TOGETHER WITH AN INTEREST IN THE COMMON PROPERTY IN PROPORTION TO THE CLAIM ENTITLEMENT OF THE LOT

LEGAL NOTATIONS:

THIS TITLE MAY BE AFFECTED BY A PERMIT UNDER THE LOCAL GOVERNMENT ACT.

CHARGES, LIENS AND INTERESTS: NONE

DUPLICATE INDEFEASIBLE TITLE: NONE OUTSTANDING